Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
VP, Corporate Development, IR, and FP&A
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Fourth Quarter and Full Year 2023 Results

•Quarterly revenue of $596 million
•Quarterly operating income of $61.1 million with operating margin of 10.3%
•Quarterly earnings per diluted share of $1.07
•Total backlog steady at $1.9 billion; 12-month backlog up $100 million sequentially to $1.6 billion
•2024 Outlook initiated with midpoints of $2.3 billion revenue and diluted earnings per share of $2.25

LAFAYETTE, Ind. – February 1, 2024 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter and full year ended December 31, 2023.
For the fourth quarter of 2023, net sales were $596 million. Operating income was $61.1 million, or 10.3% of sales. The Company's tax rate was lower than usual during the fourth quarter primarily as a result of benefit from R&D tax credits. Net income attributable to common stockholders was $50.4 million, or $1.07 per diluted share. For the full year 2023, revenue totaled $2.5 billion with operating income of $311.9 million, or 12.3% of sales. Full year net income attributable to common stockholders was $231.3 million, or $4.81 per diluted share. The Company achieved annual records for sales, operating income and EPS in 2023.
Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter of 2023 was $76.8 million, or 12.9% of net sales, and full year operating EBITDA was $369.3 million, or 14.6% of net sales.
Total Company backlog as of December 31, 2023 was approximately $1.9 billion, which was steady compared to the prior quarter. Backlog expected to be shipped within the following 12-months was $1.6 billion as of December 31, 2023 - a $100 million increase from the prior quarter.
“During 2023 we’ve substantially exceeded the financial performance in any year of the company’s history," explained Brent Yeagy, President and Chief Executive Officer. "Beyond our financial accomplishments, I’m even more excited about the strategic progress we made during 2023 and how it positions us to generate stronger results going forward for our employees, our customers and our other stakeholders. Our execution is allowing us to achieve higher levels of financial performance through all phases of the cycle and we are confident that when market conditions strengthen for our customers, we will deliver financial performance that exceeds 2023.”
Outlook
For the full year ending December 31, 2024, the Company has issued guidance with sales in the range of $2.2 billion to $2.4 billion with a midpoint of $2.3 billion and earnings per diluted share of $2.00 to $2.50 with a midpoint of $2.25.

Mr. Yeagy continued, “While we expect a moderation in 2024 financial performance relative to 2023, it’s important to note that the midpoint of our 2024 EPS guidance would still represent the 2nd best EPS generation in our company’s history and would easily be the best results achieved during a year of declining revenue. We're poised to demonstrate the company's resilience through 2024 as our meaningful backlog and a strong balance sheet give us confidence to continue at full speed with our strategic growth initiatives.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2023 and 2022. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended December 31,	2023	2022
Units Shipped
New trailers	10,075	13,135
New truck bodies	4,075	3,250
Used trailers	35	15

	Transportation Solutions		Parts & Services
Three Months Ended December 31,	2023	2022	2023	2022
	(Unaudited, dollars in thousands)
Net sales	$546,981	$611,088	$55,226	$49,645
Gross profit	$94,766	$83,326	$13,457	$11,271
Gross profit margin	17.3%	13.6%	24.4%	22.7%
Income from operations	$74,593	$66,998	$10,145	$7,899
Income from operations margin	13.6%	11.0%	18.4%	15.9%
Adjusted income from operations	$74,593	$66,998	$10,145	$7,899
Adjusted income from operations margin	13.6%	11.0%	18.4%	15.9%
Transportation Solutions’ net sales for the fourth quarter were $547.0 million, a decrease of 10.5% compared to the prior year quarter. During the quarter, operating income was $74.6 million, or 13.6% of sales.
Parts & Services' net sales for the fourth quarter were $55.2 million, an increase of 11.2% compared to the prior year quarter. Operating income was $10.1 million, or 18.4% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by (used in) operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release. There are no adjustments for any period presented.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for non-cash impairment, debt transactions, and the impact of sales and divestitures, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Operating EBITDA, Operating EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Fourth Quarter 2023 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Thursday, February 1, beginning at 11:00 a.m. EST. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$179,271	$58,245
Accounts receivable, net	182,990	255,577
Inventories	267,635	243,870
Prepaid expenses and other	51,457	34,927
Total current assets	681,353	592,619
Property, plant, and equipment, net	325,444	271,116
Goodwill	188,409	188,434
Intangible assets, net	86,418	99,231
Investment in unconsolidated entity	1,647	—
Other assets	79,543	52,123
Total assets	$1,362,814	$1,203,523
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	156,608	189,141
Other accrued liabilities	195,601	158,327
Total current liabilities	352,209	347,468
Long-term debt	396,465	395,818
Deferred income taxes	17,013	27,758
Other non-current liabilities	47,028	34,354
Total liabilities	812,715	805,398
Commitments and contingencies
Noncontrolling interest	603	512
Wabash National Corporation Stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 45,393,260 and 47,675,796 shares outstanding, respectively	774	766
Additional paid-in capital	677,886	665,941
Retained earnings	403,923	188,241
Accumulated other comprehensive loss	(428)	(882)
Treasury stock, at cost: 32,128,755 and 28,972,928 common shares, respectively	(532,659)	(456,453)
Total Wabash National Corporation stockholders' equity	549,496	397,613
Total liabilities, noncontrolling interest, and equity	$1,362,814	$1,203,523

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$596,100	$657,449	$2,536,500	$2,502,129
Cost of sales	487,877	562,852	2,038,313	2,179,438
Gross profit	108,223	94,597	498,187	322,691
General and administrative expenses	37,464	27,962	146,658	113,083
Selling expenses	6,368	5,733	26,532	27,070
Amortization of intangible assets	3,203	3,185	12,813	15,211
Impairment and other, net	86	(7)	235	685
Income from operations	61,102	57,724	311,949	166,642
Other income (expense):
Interest expense	(4,941)	(5,184)	(19,854)	(20,525)
Other, net	1,687	895	3,393	318
Other expense, net	(3,254)	(4,289)	(16,461)	(20,207)
Loss from unconsolidated entity	(803)	—	(803)	—
Income before income tax	57,045	53,435	294,685	146,435
Income tax expense	6,541	11,834	62,830	33,665
Net income	50,504	41,601	231,855	112,770
Net income attributable to noncontrolling interest	122	139	603	512
Net income attributable to common stockholders	$50,382	$41,462	$231,252	$112,258

Net income attributable to common stockholders per share:
Basic	$1.10	$0.86	$4.92	$2.31
Diluted	$1.07	$0.84	$4.81	$2.25
Weighted average common shares outstanding (in thousands):
Basic	45,938	47,964	47,011	48,626
Diluted	46,931	49,550	48,030	49,881

Dividends declared per share	$0.08	$0.08	$0.32	$0.32

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$231,855	$112,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,507	31,758
Amortization of intangibles	12,813	15,211
Net loss (gain) on sale of property, plant and equipment and business divestiture	235	(635)
Deferred income taxes	(13,459)	(7,614)
Stock-based compensation	11,799	9,746
Non-cash interest expense	946	868
Equity in loss of unconsolidated entity	803	—
Impairment	—	1,339
Accounts receivable	72,587	(79,066)
Inventories	(23,765)	(6,249)
Prepaid expenses and other	(10,727)	1,069
Accounts payable and accrued liabilities	5,775	46,085
Other, net	(1,878)	(1,198)
Net cash provided by operating activities	319,491	124,084
Cash flows from investing activities:
Cash payments for capital expenditures	(98,093)	(57,086)
Expenditures for revenue generating assets	(5,535)	—
Proceeds from sale of assets	154	1,781
Investment in unconsolidated entity	(2,450)	—
Net cash used in investing activities	(105,924)	(55,305)
Cash flows from financing activities:
Proceeds from exercise of stock options	155	2,224
Dividends paid	(15,861)	(16,020)
Borrowings under revolving credit facilities	104,199	97,549
Payments under revolving credit facilities	(104,199)	(130,584)
Principal payments under finance lease obligations	—	(59)
Debt issuance costs paid	(117)	(1,137)
Stock repurchases	(76,206)	(34,285)
Distribution to noncontrolling interest	(512)	—
Net cash used in financing activities	(92,541)	(82,312)
Cash, cash equivalents, and restricted cash:
Net decrease in cash, cash equivalents, and restricted cash	121,026	(13,533)
Cash, cash equivalents, and restricted cash at beginning of period	58,245	71,778
Cash, cash equivalents, and restricted cash at end of period	$179,271	$58,245
Supplemental disclosures of cash flow information:
Cash paid for interest	$18,938	$20,131
Net cash paid for income taxes	$82,589	$18,333
Period end balance of payables for property, plant, and equipment	$11,662	$18,809

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended December 31,	2023	2022
Units Shipped
New trailers	10,075	13,135
New truck bodies	4,075	3,250
Used trailers	35	15

Three Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New trailers	$438,113	$—	$(1,321)	$436,792
Used trailers	—	2,582	—	2,582
Components, parts and service	—	34,689	—	34,689
Equipment and other	108,868	17,955	(4,786)	122,037
Total net external sales	$546,981	$55,226	$(6,107)	$596,100
Gross profit	$94,766	$13,457	$—	$108,223
Income (loss) from operations	$74,593	$10,145	$(23,636)	$61,102
Adjusted income (loss) from operations[1]	$74,593	$10,145	$(23,636)	$61,102

2022
New trailers	$536,376	$330	$(313)	$536,393
Used trailers	—	523	—	523
Components, parts and service	—	34,554	—	34,554
Equipment and other	74,712	14,238	(2,971)	85,979
Total net external sales	$611,088	$49,645	$(3,284)	$657,449
Gross profit	$83,326	$11,271	$—	$94,597
Income (loss) from operations	$66,998	$7,899	$(17,173)	$57,724
Adjusted income (loss) from operations[1]	$66,998	$7,899	$(17,173)	$57,724

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Twelve Months Ended December 31,	2023	2022
Units Shipped
New trailers	44,450	52,035
New truck bodies	16,070	14,800
Used trailers	90	95

Twelve Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New trailers	$1,924,700	$—	$(5,901)	$1,918,799
Used trailers	—	4,978	—	4,978
Components, parts and service	—	148,256	—	148,256
Equipment and other	413,904	67,639	(17,076)	464,467
Total net external sales	$2,338,604	$220,873	$(22,977)	$2,536,500
Gross profit	$439,864	$58,323	$—	$498,187
Income (loss) from operations	$366,928	$44,649	$(99,628)	$311,949
Adjusted income (loss) from operations[1]	$366,928	$44,649	$(99,628)	$311,949

2022
New trailers	$2,012,428	$1,722	$(1,286)	$2,012,864
Used trailers	—	2,905	—	2,905
Components, parts and service	—	139,762	—	139,762
Equipment and other	308,486	49,087	(10,975)	346,598
Total net external sales	$2,320,914	$193,476	$(12,261)	$2,502,129
Gross profit	$277,842	$44,849	$—	$322,691
Income (loss) from operations	$209,942	$30,558	$(73,858)	$166,642
Adjusted income (loss) from operations[1]	$209,942	$30,558	$(73,858)	$166,642

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Transportation Solutions
Income from operations	$74,593	$66,998	$366,928	$209,942
Adjustments:
N/A	—	—	—	—
Adjusted operating income	74,593	66,998	366,928	209,942
Adjusted operating income margin	13.6%	11.0%	15.7%	9.0%

Parts & Services
Income from operations	10,145	7,899	44,649	30,558
Adjustments:
N/A	—	—	—	—
Adjusted operating income	10,145	7,899	44,649	30,558
Adjusted operating income margin	18.4%	15.9%	20.2%	15.8%

Corporate
Loss from operations	(23,636)	(17,173)	(99,628)	(73,858)
Adjustments:
N/A	—	—	—	—
Adjusted operating loss	(23,636)	(17,173)	(99,628)	(73,858)

Consolidated
Income from operations	61,102	57,724	311,949	166,642
Adjustments:
N/A	—	—	—	—
Adjusted operating income	$61,102	$57,724	$311,949	$166,642
Adjusted operating income margin	10.3%	8.8%	12.3%	6.7%

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. There are no adjustments for any period presented.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income	$50,504	$41,601	$231,855	$112,770
Income tax expense	6,541	11,834	62,830	33,665
Interest expense	4,941	5,184	19,854	20,525
Depreciation and amortization	12,635	9,704	45,320	46,969
Stock-based compensation	2,987	2,379	11,799	9,746
Impairment and other, net	86	(7)	235	685
Other, net	(1,687)	(895)	(3,393)	(318)
Loss from unconsolidated entity	803	—	803	—
Operating EBITDA	$76,810	$69,800	$369,303	$224,042

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income attributable to common stockholders	$50,382	$41,462	$231,252	$112,258
Adjustments:
N/A	—	—	—	—
Adjusted net income attributable to common stockholders	$50,382	$41,462	$231,252	$112,258

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Diluted earnings per share	$1.07	$0.84	$4.81	$2.25
Adjustments:
N/A	—	—	—	—
Adjusted diluted earnings per share	$1.07	$0.84	$4.81	$2.25

Weighted average diluted shares outstanding (in thousands)	46,931	49,550	48,030	49,881

1 Operating EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Twelve Months Ended December 31,
	2023	2022
Net cash provided by operating activities	$319,491	$124,084
Cash payments for capital expenditures	(98,093)	(57,086)
Expenditures for revenue generating assets	(5,535)	—
Free cash flow[1]	$215,863	$66,998

1 Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by (used in) operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended December 31	2023	2022	2023	2022
Income from operations	$74,593	$66,998	$10,145	$7,899
Depreciation and amortization	11,138	8,458	598	480
Impairment and other, net	86	(1)	—	(5)
Adjusted segment EBITDA	$85,817	$75,455	$10,743	$8,374

Adjusted segment EBITDA margin	15.7%	12.3%	19.5%	16.9%

	Transportation Solutions		Parts & Services
Twelve Months Ended December 31	2023	2022	2023	2022
Income from operations	$366,928	$209,942	$44,649	$30,558
Depreciation and amortization	40,443	41,187	2,201	2,717
Impairment and other, net	235	(361)	—	—
Adjusted segment EBITDA	$407,606	$250,768	$46,850	$33,275

Adjusted segment EBITDA Margin	17.4%	10.8%	21.2%	17.2%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.